    As filed with the Securities and Exchange Commission on March 20, 2002

                                                    Registration Nos. 333-82228
                                                                      333-85227
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------
                                 PRE-EFFECTIVE

                                AMENDMENT NO. 3

                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                       CAPITAL ONE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
 (State or other jurisdiction of incorporation or organization of registrant)

                                  54-1719854
                    (I.R.S. employer identification number)

                           2980 Fairview Park Drive
                       Falls Church, Virginia 22042-452
                                (703) 205-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                             John G. Finneran, Jr.
                           Executive Vice President,
                    General Counsel and Corporate Secretary
                       Capital One Financial Corporation
                           2980 Fairview Park Drive
                       Falls Church, Virginia 22042-4525
                                (703) 205-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                With copies to:
                            Kenneth L. Bachman, Jr.
                      Cleary, Gottlieb, Steen & Hamilton
                        2000 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20006
                                (202) 974-1500

                               -----------------

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined in light of market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                           Proposed
                                                           maximum         Proposed
                                                          aggregate         maximum
       Title of each class of         Amount to be      offering price     aggregate         Amount of
     securities to be registered      registered(1)      per unit(2)   offering price(2)  registration fee
----------------------------------------------------------------------------------------------------------
Debt Securities of Capital One
  Financial Corporation..............
----------------------------------------------------------------------------------------------------------
Preferred Stock of Capital One
  Financial Corporation..............
----------------------------------------------------------------------------------------------------------
Depositary Shares representing
  Preferred Stock of Capital One
  Financial Corporation(3)...........
----------------------------------------------------------------------------------------------------------
Common Stock of Capital One
  Financial Corporation..............
----------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of Capital
  One Financial Corporation(4).......
----------------------------------------------------------------------------------------------------------
Equity Units of Capital One Financial
  Corporation(5).....................
----------------------------------------------------------------------------------------------------------
     Total........................... $1,500,000,000(6)      100%       $1,500,000,000(6)     $138,000(7)

================================================================================
(1) The amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.
(2) Estimated solely for the purpose of computing the registration fee.
(3) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Capital One elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.
(4) There is being registered under this registration statement an indeterminate number of stock purchase contracts of Capital One Financial Corporation as may be sold from time to time.
(5) There is being registered under this registration statement an indeterminate number of equity units of Capital One Financial Corporation as may be sold from time to time. Each equity unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Capital One Financial Corporation and (b) either debt obligations of third parties, including
    U.S. Treasury securities, or senior or subordinated debt securities of Capital One Financial Corporation, that, in each case, secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.
(6) Such amount represents (i) the principal amount of the Debt Securities issued at their principal amount, and the issue price rather than the principal amount of the Debt Securities issued at an original issue discount, (ii) the liquidation preference of any Preferred Stock and (iii) the initial offering price of any Common Stock.
(7) Previously paid.

                               -----------------

   Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to up to $287,000,000 of unissued debt securities, preferred stock, depositary shares representing preferred stock and common stock registered under registration statement no. 333-85227, for which the required filing fees have been paid. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement no. 333-85227, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Capital One Financial Corporation. All amounts set forth below are estimates, other than the SEC registration fee.

                                                    Amount to
                                                     be paid
                                                    ---------
                  SEC registration fee............. $138,000
                  Trustees' fees and expenses......   45,000
                  Printing and engraving expenses..  200,000
                  Legal fees and expenses..........  100,000
                  Accountants' fees and expenses...  100,000
                  Rating agency fees...............  100,000
                  NYSE filing fees.................   75,000
                  Miscellaneous....................   40,000
                                                    --------
                      Total........................ $798,000
                                                    ========

Item 15.  Indemnification of Directors and Officers

   Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

   Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

   Article XI of Capital One Financial Corporation's Restated Certificate of Incorporation, as amended, and Section 6.7 of Capital One Financial Corporation's Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Capital One Financial Corporation itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

   For the undertaking with respect to indemnification, see Item 17 below.

   Reference is made to the underwriting agreements, which are filed as Exhibits 1.1.1 and 1.1.2 to this registration statement, relating to Capital One Financial Corporation's obligation to indemnify the underwriters.

Item 16.  Exhibits


Exhibit
  No.                                                Description
-------                                              -----------

 1.1.1  Form of underwriting agreement (common stock, preferred stock, depositary shares and debt securities) (incorporated by reference to Exhibit 1.1 of Capital One Financial Corporation's
          registration statement on Form S-3, filed August 13, 1999, file no. 333-85277).

 1.1.2  Form of underwriting agreement (stock purchase contracts and equity units).*

 1.2    Form of preferred stock purchase agreement.*

 3.1.1  Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.1 of Capital One Financial Corporation's current report on Form 8-K, filed January 17,
        2001).

 3.1.2  Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial
        Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One Financial Corporation's
        Current Report on Form 8-K, filed January 17, 2001).

 3.2    Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18,
        1999) (incorporated by reference to Exhibit 3.2 of Capital One Financial Corporation's 1999 Annual
        Report on Form 10-K/A-2, filed March 23, 2000).

 4.1    Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and
        BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee
        (incorporated by reference to Exhibit 4.1 of Capital One Financial Corporation's current report on
        Form 8-K, filed November 13, 1996).

 4.2    Form of Subordinated Indenture, dated as of [______], between Capital One Financial Corporation and [_____], as trustee (incorporated by reference to Exhibit 4.2 of Capital One Financial
        Corporation's registration statement on Form S-3, filed September 19, 1996, file no. 333-03580).

 4.3    Form of Certificate of Designation relating to each series of Preferred Stock.*

 4.4    Form of Deposit Agreement.*

 4.5    Form of Stock Purchase Contract.*

 4.6    Form of Equity Unit Certificates.*

 5.1    Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation.**

Exhibit
  No.                                               Description
-------                                             -----------

 12.1   Statement re: Computation of Ratios of Earnings to Fixed Charges.**

 23.1   Consent of Ernst & Young LLP.

 23.2   Consent of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation (included in Exhibit 5.1).**

 24.1   Powers of Attorney.**

 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY
          Midwest Trust Company (as successor to Harris Trust and Savings Bank) to act as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of Capital One Financial
          Corporation's current report on Form 8-K, filed November 13, 1996).

 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [___] to act as Trustee under the Subordinated Indenture.*

--------
* To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.
** Previously filed.

Item 17.  Undertakings

   (a) Each of the undersigned registrants hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on the 20th day of March, 2002.

                                               CAPITAL ONE FINANCIAL CORPORATION

                                               By:   /s/ JOHN G. FINNERAN, JR.
                                                   -----------------------------
                                                   Name: John G. Finneran, Jr.
                                                   Title: Executive Vice
                                                   President, General
                                                   Counsel and Corporate
                                                   Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated below on the 20th day of March, 2002.
               Signature                                 Title
--------------------------------------- ---------------------------------------

       /S/ RICHARD D. FAIRBANK*         Chairman and Chief Executive Officer
---------------------------------       (Principal Executive Officer)
          Richard D. Fairbank

         /S/ NIGEL W. MORRIS*           Director, President and Chief Operating
---------------------------------       Officer
            Nigel W. Morris

         /S/ DAVID M. WILLEY*           Executive Vice President and Chief
---------------------------------       Financial Officer (Principal Accounting
            David M. Willey             and Financial Officer)

         /S/ W. RONALD DIETZ*           Director
---------------------------------
            W. Ronald Dietz

       /S/ JAMES A. FLICK, JR.*         Director
---------------------------------
          James A. Flick, Jr.

         /S/ PATRICK W. GROSS*          Director
---------------------------------
           Patrick W. Gross

         /S/ JAMES V. KIMSEY*           Director
---------------------------------
            James V. Kimsey

       /S/ STANLEY I. WESTREICH*        Director
---------------------------------
         Stanley I. Westreich


*By: /s/ JOHN G. FINNERAN, JR.
-------------------------------
    Name: John G. Finneran, Jr.
       Attorney-in-Fact

* Note: Powers of Attorney appointing John G. Finneran, Jr. and David M. Willey, or either of them acting singly, to execute this registration statement and any amendments thereto on behalf of the above-named individuals previously were filed with the Securities and Exchange Commission.

Index to Exhibits


Exhibit
  No.                                                Description
-------                                              -----------

 1.1.1  Form of underwriting agreement (common stock, preferred stock, depositary shares and debt securities) (incorporated by reference to Exhibit 1.1 of Capital One Financial Corporation's
          registration statement on Form S-3, filed August 13, 1999, file no. 333-85277).

 1.1.2  Form of underwriting agreement (stock purchase contracts and equity units).*

 1.2    Form of preferred stock purchase agreement.*

 3.1.1  Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.1 of Capital One Financial Corporation's current report on Form 8-K, filed January
          17, 2001).

 3.1.2  Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial
          Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One Financial Corporation's
          Current Report on Form 8-K, filed January 17, 2001).

 3.2    Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18,
          1999) (incorporated by reference to Exhibit 3.2 of Capital One Financial Corporation's 1999
          Annual Report on Form 10-K/A-2, filed March 23, 2000).

 4.1    Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and
          BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee
          (incorporated by reference to Exhibit 4.1 of Capital One Financial Corporation's current report on
          Form 8-K, filed November 13, 1996).

 4.2    Form of Subordinated Indenture, dated as of [______], between Capital One Financial Corporation and [_____], as trustee (incorporated by reference to Exhibit 4.2 of Capital One Financial
          Corporation's registration statement on Form S-3, filed September 19, 1996, file no. 333-03580).

 4.3    Form of Certificate of Designation relating to each series of Preferred Stock.*

 4.4    Form of Deposit Agreement.*

 4.5    Form of Stock Purchase Contract.*

 4.6    Form of Equity Unit Certificates.*

 5.1    Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation.**

 12.1   Statement re: Computation of Ratios of Earnings to Fixed Charges.**

 23.1   Consent of Ernst & Young LLP.

 23.2   Consent of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation (included in Exhibit 5.1).**

 24.1   Powers of Attorney.**

Exhibit
  No.                                               Description
-------                                             -----------

  25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY
          Midwest Trust Company (as successor to Harris Trust and Savings Bank) to act as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of Capital One Financial
          Corporation's current report on Form 8-K, filed November 13, 1996).

  25.2  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [___] to act as Trustee under the Subordinated Indenture.*

--------
* To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.

** Previously filed.